FORM OF DEALER AGREEMENT


     THIS DEALER AGREEMENT ("Agreement") is made this ________ day of ___________________, 200__, between Legg Mason Wood Walker, Incorporated ("Legg Mason"), a Maryland corporation, and _________________________________________, a __________________________________ ("Financial Intermediary").

         Pursuant to the terms of various Underwriting Agreements (each, an "Underwriting Agreement"), Legg Mason has been appointed to serve as the principal underwriter in connection with the offering and sale of shares of the common stock of certain investment companies (the "Investment Companies") registered under the Investment Company Act of 1940, as amended ("1940 Act").

         The Investment Companies currently offered for public sale include multiple, distinct series of shares of common stock, which have been designated by the names listed on Schedule A and which correspond to distinct portfolios of investments (each a "Fund" and collectively, the "Funds"). Schedule A may be amended from time to time by written notice from Legg Mason to Financial Intermediary.

         The board of directors (the "Board") of each Investment Company has designated a class of shares of common stock of each Fund as the Primary Class of shares ("Primary Shares"), a separate class as the Financial Intermediary Class of shares ("Financial Intermediary Shares") and a separate class as the Institutional Class of shares ("Institutional Shares"). The Primary Shares, Financial Intermediary Shares and the Institutional Shares are hereafter referred to, collectively, as the "Shares."

         Legg Mason desires to retain Financial Intermediary in connection with the offering and sale of the Shares of each Fund and to have Financial Intermediary perform certain services for the Investment Companies and their shareholders.

         In consideration of the premises and the mutual covenants contained herein, Legg Mason and Financial Intermediary agree as follows:

     1. Authorization. Legg Mason hereby authorizes Financial Intermediary, and Financial Intermediary hereby agrees, to sell and to arrange for the sale of Shares on the terms set forth in this Agreement. Legg Mason also authorizes Financial Intermediary, and Financial Intermediary hereby agrees, to perform certain other services set forth herein.

     2. Services, Duties and Representations of Financial Intermediary.

     (a) Financial Intermediary agrees to sell Shares on a best efforts basis upon the terms described in this Agreement and the currently effective Registration Statement of each Investment Company, and any supplements thereto,

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under the  Securities  Act of 1933, as amended  ("1933  Act"),  and the 1940 Act
("Registration Statement") (including compliance with the frequent trading and redemption fee provisions, where applicable). Financial Intermediary shall not be obligated to sell any certain number of Shares.

     (b) Financial Intermediary shall not transmit any orders for investors that fail to meet the minimum criteria for investment in Shares, as described in the Registration Statement. Financial Intermediary shall distribute prospectuses and reports to its customers in compliance with applicable legal requirements and as otherwise requested by Legg Mason.

     (c) Financial Intermediary shall provide ongoing shareholder liaison services to the shareholders of each Investment Company, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payment of "service fees" under Conduct Rule 2830 of the
National Association of Securities Dealers, Inc. ("NASD") (collectively, "Shareholder Services").

     (d) Subject to the prior written permission of Legg Mason and approval by each Investment Company's Board, Financial Intermediary may enter into agreements with registered and qualified securities dealers and other entities it may select for the performance of Shareholder Services, the form thereof to be as mutually agreed upon and approved by Legg Mason and Financial Intermediary. In making agreements with such dealers, Financial Intermediary shall act only as principal and not as agent for Legg Mason or any Investment Company.

     (e) To facilitate redemption of Shares by shareholders, Financial Intermediary is authorized but not required to repurchase Shares presented to it by shareholders and its correspondent firms at the price determined in accordance with, and in the manner set forth in, the appropriate Registration Statement. Financial Intermediary is not authorized to repurchase Shares presented to it when an Investment Company has suspended redemptions or postponed for more than seven days the date of payment upon redemption, as permitted under the 1940 Act.

     (f) Financial Intermediary represents and warrants that (i) it is a member in good standing of the NASD and agrees to abide by the Conduct Rules of the NASD, (ii) it is registered as a broker-dealer with the Securities and Exchange Commission, (iii) it will maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement, and
(iv) it will comply with all federal and state laws and regulations applicable to the offer and sale of Shares.

     (g) Financial Intermediary agrees to notify Legg Mason immediately in the event of (i) its expulsion or suspension from the NASD, or (ii) the institution of an investigation or proceeding by any federal, state or self-regulatory organization against Financial Intermediary alleging that Financial Intermediary has violated any applicable federal or state law, rule or regulation or any rule of the NASD arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Financial Intermediary's expulsion from the NASD will automatically terminate this

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Agreement immediately without notice.  Suspension of the Financial  Intermediary from the NASD for violation of any applicable federal or state law, rule or regulation or any rule of the NASD will terminate this Agreement effective immediately upon Legg Mason's written notice of termination to the Financial Intermediary.

     (h) Financial Intermediary represents and warrants that (i) each employee and agent of Financial Intermediary who shall engage in the offering or sale of Shares is currently duly licensed under applicable federal and state laws and regulations, and with the NASD, and (ii) Financial Intermediary shall not permit any employee or agent to offer or sell Shares unless such person is duly licensed under applicable federal and state laws and regulations, and with the NASD.

     (i) Financial Intermediary shall not (i) furnish any information or make any representations concerning Shares of any Investment Company other than those contained in the Investment Company's Registration Statement or in sales literature or advertising that has been prepared or approved by Legg Mason as provided in paragraph 7, or (ii) offer or sell Shares in jurisdictions in which they have not been qualified for offer and sale.

     (j) Financial Intermediary is an institution subject to the Bank Secrecy Act and the USA PATRIOT Act and any future amendments (together, the "AML Acts") and is in material conformity, and will continue to be in material conformity, with the AML Acts, the rules and regulations under the AML Acts, and the rules, regulations and regulatory guidance of the Treasury Department, the Securities and Exchange Commission, or any other applicable regulatory agency or organization, including customer identification program requirements (collectively, "AML Rules and Regulations"). Financial Intermediary further represents and warrants that it will provide to the Funds and their service providers any information that may be reasonably necessary for the Funds and their service providers to fulfill their responsibilities relating to their anti-money laundering programs. Financial Intermediary agrees that it will provide the Funds and their service providers, upon request, with a certification satisfactory to the Funds concerning the Financial Intermediary's compliance with all applicable AML Rules and Regulations and any other information reasonably requested by the Funds or their service providers to assist with compliance with applicable AML Rules and Regulations.

3. Settlement and Delivery.

     (a) Upon the date of this Agreement, Financial Intermediary will hold itself available to receive orders, satisfactory to Financial Intermediary, Legg Mason, and the Investment Companies, for the purchase, redemption or exchange of Shares ("Orders"), will accept such orders as of the time of receipt and will promptly transmit such orders as are accepted to Legg Mason. Except as otherwise agreed by the parties, Financial Intermediary shall notify Legg Mason by 4:00 p.m. Eastern Time daily of purchase orders to be executed that day. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

     (b) The offering price ("Offering Price") of Shares of each Investment Company shall be the net asset value per share as next determined by the

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Investment  Company  following  receipt of an order at Financial  Intermediary's principal office, plus any applicable sales charge.

     (c) Legg Mason will not accept from Financial Intermediary any conditional orders for Shares.

     (d) If Financial Intermediary is a member of the National Securities Clearing Corporation ("NSCC"), or otherwise has access the NSCC's Fund/Serv system, Legg Mason and the transfer agent for the Investment Companies ("Transfer Agent") are willing to accept electronic instructions issued by Financial Intermediary through Fund/Serv (referred to as a "Fund/Serv Instruction") for the ordering and redemption of Shares. Transactions will settle in accordance with the procedures described in the NSCC Security Profile to be completed by the Financial Intermediary.

     (e) Financial Intermediary will be solely responsible for the accuracy of each Fund/Serv Instruction, and the issuance of any Fund/Serv Instruction will constitute Financial Intermediary's representation and warranty to Legg Mason and Transfer Agent that the instruction is accurate, complete, and issued as duly authorized by the client whose Fund Shares are the subject of the Fund/Serv Instruction.

     (f) If Financial Intermediary does not have access to the NSCC's Fund/Serv system, Financial Intermediary may settle transactions by payment of the full purchase price to Legg Mason in cash or Federal Funds. Financial Intermediary will forward payments no later than 4:00 p.m. Eastern Time on the business day following the day on which the order is received.

     (g) On each purchase of Shares by Financial Intermediary from Legg Mason, the total sales charges, if any, shall be as stated in each Investment Company's then-current prospectus. Such sales charges and discounts to dealers are subject to reductions under a variety of circumstances as described in each Investment Company's then-current prospectus. For any customer of Financial Intermediary to obtain these reductions, Financial Intermediary must notify Legg Mason when a sale takes place that would qualify for the reduced charge. There is no sales charge or discount to Financial Intermediary on the reinvestment of dividends or other distributions.

     (h) If payment for the Shares purchased is not received within the time specified for such payments, the sale may be canceled forthwith without any responsibility or liability on Legg Mason's part or on the part of any Investment Company (in which case Financial Intermediary will be responsible for any loss, including loss of profit, suffered by an Investment Company resulting from Financial Intermediary's failure to make payment as aforesaid), or, at Legg Mason's option, Legg Mason may sell Shares ordered back to the Investment Company or compensate the Investment Company for any losses (in either of which case Legg Mason may hold Financial Intermediary responsible for any loss, including loss of profit, suffered by Legg Mason resulting from Financial Intermediary's failure to make payment as aforesaid).

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     (i) It is understood that each Investment Company reserves the right at any time to withdraw all offerings, and to reject any specific order, of Shares of that Investment Company by written notice to Legg Mason.

     (j) Redemptions or repurchases of Shares will be made at the net asset value of such Shares, less any applicable deferred sales or redemption charges, in accordance with the then-current prospectus of each Investment Company. Except as otherwise agreed by the parties, Financial Intermediary shall notify Legg Mason no later than 4:00 p.m. Eastern Time each business day of the number of Shares of each Fund redeemed or repurchased by Financial Intermediary that day. Financial Intermediary shall present Shares to Legg Mason for payment by 4:00 p.m. Eastern Time on the following day.

         4. Representations of Financial Intermediary Relating to Order Placement. Financial Intermediary hereby represents and warrants that:

                     (e) Orders received by Financial Intermediary before close of the New York Stock Exchange ("Exchange") on any Business day shall not be aggregated with Orders received at or after close of the Exchange.

                     (e) Financial Intermediary's internal systems for processing and transmitting Orders are suitably designed to prevent Orders received at or after close of the Exchange on any Business Day from being aggregated with Orders received before close of the Exchange.

                     (e) To the extent required by the 1940 Act, and the rules thereunder, Financial Intermediary agrees that any records maintained by it pursuant to this Agreement are the property of Legg Mason and the Funds and will be preserved, maintained, and made available in accordance with the 1940 Act, and the rules thereunder.

                     (e) Financial Intermediary will offer and sell the Shares only in accordance with the terms and conditions of the Prospectus and application for the purchase of Shares (including compliance with the frequent trading and redemption fee provisions, where applicable), and Financial Intermediary will make no representations not included in the Prospectus or in any authorized supplemental material supplied by Legg Mason.

                     (e) Service Provider shall maintain insurance coverage at all times that is reasonable and customary in light of its duties hereunder.

         5. Compensation.

                  (a) Each Investment Company's Board has adopted a Distribution Plan pursuant to Rule 12b-1 of the 1940 Act (the "Plans") with respect to the Financial Intermediary Shares. Under the terms of the Plans, Legg Mason may be entitled to compensation for distribution related services that it provides to the Investment Companies, and Legg Mason is permitted to pay all or a portion of

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such compensation to entities that engage in or support the distribution of
Financial Intermediary Shares. For the services to be provided under this Agreement and for so long as this Agreement remains in effect, Legg Mason agrees to pay Financial Intermediary in accordance with Schedule B.

                   (b) In the event Legg Mason does not receive payment from an Investment Company under the relevant Underwriting Agreement or Plan, or if such Underwriting Agreement or Plan is canceled, Financial Intermediary agrees to waive its right to receive compensation until such time, if ever, as Legg Mason receives payment.

         6. Services Not Exclusive. The services furnished by Financial Intermediary hereunder are not to be deemed exclusive, and Financial Intermediary shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. This Agreement also does not preclude any other sales of Shares by or through Legg Mason or any other party.

         7. Duties of Legg Mason.

     (a) Legg Mason shall cooperate fully in the efforts of Financial Intermediary to sell and arrange for the sale of Shares. Specifically, Legg
Mason shall keep Financial Intermediary appropriately informed of each Investment Company's affairs and shall make available to Financial Intermediary copies of all public information, financial statements and other non-confidential papers which Financial Intermediary may reasonably request for use in connection with the distribution of Shares, including, without limitation, copies of any audited financial statements prepared for the Investment Companies and such reasonable number of copies of the most current prospectuses, statements of additional information, and annual and interim reports of the Investment Companies as Financial Intermediary may request.

     (b) Legg Mason shall comply with all state and federal laws and regulations applicable to a distributor of Shares.

         8. Advertising. Legg Mason agrees to make available such sales and advertising materials relating to the Shares as Legg Mason in its discretion determines appropriate. Financial Intermediary agrees to submit all sales and advertising materials developed by it relating to each Fund or Shares to Legg Mason for approval. Financial Intermediary agrees not to publish or distribute such materials without first receiving such approval in writing, as well as any advance regulatory approval that may be required.

         9. Records.

     (a) Financial Intermediary agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares. Legg Mason and its representatives shall have access to such records during normal business hours for review or copying.

     (b) Except as otherwise agreed by the parties, Financial Intermediary shall provide Legg Mason complete information regarding the name and record address of each account holder for each Fund.

     (c) Financial Intermediary agrees to obtain from its customers any taxpayer identification number certification required under the Internal Revenue Code and any applicable Treasury regulations, and to provide Legg Mason or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         10. Expenses of Financial Intermediary.

     (a) Financial Intermediary shall bear all costs that it incurs in selling, redeeming and repurchasing Shares and in complying with the terms and conditions of this Agreement, including, but not limited to, costs and expenses of (i) preparing, printing, and distributing any materials not prepared by the
Investment Companies or Legg Mason and other materials used by Financial Intermediary in connection with its offering of Shares for sale to the public,
(ii) any expenses of approved advertising incurred by Financial Intermediary in connection with such offering, (iii) the expenses of registration or qualification of Financial Intermediary as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification, and (iv) all compensation paid to Financial Intermediary's investment executives or other employees and others, as well as all expenses of Financial Intermediary, its investment executives and employees and others. Financial Intermediary shall bear such additional costs and expenses as it and Legg Mason may agree upon, such agreement to be evidenced in a writing signed by both parties.

     (b) Financial Intermediary shall not incur, nor does it have the authority to incur, any debts or obligations on behalf of Legg Mason or any Investment Company.

         11.      Confidentiality.

     (a) Financial Intermediary represents and warrants that the security of its computer system is commercially reasonable and that Financial Intermediary will prevent any illegal or injurious activities of persons (including persons outside of Financial Intermediary) attempting to access a computer system maintained or operated by or on behalf of Legg Mason or the Investment Companies through Financial Intermediary's computer system.

     (b) Financial Intermediary agrees to protect the proprietary nature of any software provided to it by Legg Mason and will not provide access to such software other than to representatives of Financial Intermediary acting under this Agreement. Both parties to this Agreement agree that all non-public records, information, and data relating to the business of the other that are exchanged or negotiated pursuant to this Agreement or in carrying out this Agreement shall remain confidential, and shall not be voluntarily disclosed by either party without the prior written consent of the other party, except as may be required by law or by such party to carry out this Agreement or an order of a court, governmental agency, or regulatory body.

         12.      Indemnification.

     (a) Legg Mason agrees to indemnify, defend, and hold Financial Intermediary, its officers and directors, and any person who controls Financial Intermediary within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which Financial Intermediary, its officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise (i) arising out of or based upon any breach by Legg Mason of this Agreement, (ii) arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement of any Investment Company, (iii) arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement thereof or necessary to make the statements in the Registration Statement thereof not misleading, or (iv) arising out of any sales or advertising materials with respect to Shares provided by Legg Mason to Financial Intermediary. However, this indemnity agreement shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission made in reliance upon and in conformity with information furnished by or on behalf of Financial Intermediary to Legg Mason, any Investment Company, or the Investment Companies' counsel; and further provided, that in no event shall anything contained herein be so construed as to protect Financial Intermediary against any liability to Legg Mason, any
Investment Company or the shareholders of any Investment Company to which Financial Intermediary would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement or otherwise.

     (b) Financial Intermediary agrees to indemnify, defend, and hold Legg Mason and its officers and directors, each Investment Company, its officers and directors, and any person who controls Legg Mason or any Investment Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Legg Mason, its officers or directors, the Investment Company, its officers or directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise (i) arising out of or based upon any breach by Financial Intermediary or its affiliates, officers, directors, employees or agents of any provision of this Agreement, (ii) arising out of or based upon any untrue statement of a material fact contained in information furnished by Financial Intermediary or its affiliates, officers, directors, employees or agents to Legg Mason, an Investment Company or an Investment Company's counsel, (iii) arising out of or based upon any failure by Financial Intermediary or its affiliates, officers, directors, employees or agents to provide a material fact in connection with information provided by or on behalf of Financial Intermediary,
(iv) arising out of any agreement between Financial Intermediary or its affiliates, officers, directors, employees or agents and any retail dealer (if applicable), (v) arising out of any sales or advertising material used by Financial Intermediary or its affiliates, officers, directors, employees or agents in connection with this Agreement, (vi) arising out of any act or omission, whether or not negligent, reckless or intentional, by the Financial Intermediary or its affiliates, officers, directors, employees or agents in connection with Financial Intermediary's sales or marketing activities under this Agreement, or in connection with any redemption or repurchase of Shares,
(vii) arising out of the failure of Financial Intermediary or its affiliates, officers, directors, employees or agents to comply with all applicable state and federal securities laws, rules and regulations in force from time to time, or
(viii) any negligent act or omission of Financial Intermediary, its affiliates, officers, directors, employees or its agents relating to a Fund/Serv Instruction.

         13. Duration and Termination.

     (a) This Agreement may be terminated with respect to any Investment Company or Fund thereof at any time, without the payment of any penalty, by vote of the Investment Company's Board, by vote of a majority of those members of such Board who are not "interested persons" of that Investment Company as defined in the 1940 Act, or by vote of a majority of the outstanding voting securities of an Investment Company or Fund on 30 days' written notice to Legg Mason and Financial Intermediary.

     (b) This Agreement may be terminated at any time, without the payment of any penalty, by either party, upon the giving of 30 days' written notice to the other party.

     (c) This Agreement will terminate automatically in the event of its assignment. This Agreement will terminate automatically with respect to any Investment Company in the event that the Underwriting Agreement or Plan with respect to such Investment Company is terminated. The indemnification provisions contained in this Agreement shall survive the termination of this Agreement.

         14. Amendment of this Agreement. Legg Mason may amend this Agreement at any time by written notice to Financial Intermediary, and Financial Intermediary's placing of an order or acceptance of payment of any kind following receipt of such notice shall constitute Financial Intermediary's acceptance of such amendment.

         15. Use of Names. Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

         16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

         17. Notice. Notice under this Agreement shall be deemed to have been given on the date it is received in writing by the other party.

         18. Agreement to Arbitrate. In the event that the parties to this Agreement have any dispute arising from a breach of this Agreement or arising from the Agreement itself, the parties agree that the dispute shall be submitted to arbitration pursuant to the NASD Code of Arbitration Procedure. Such arbitration shall be in Baltimore, Maryland. Judgment upon any award rendered by the arbitration may be entered in any court having jurisdiction.

         19. Parties Not Partners. This Agreement shall not be construed to constitute a partnership, joint venture, or agency between Financial Intermediary and Legg Mason or any Investment Company, nor to create an employer-employee relationship between Legg Mason and Financial Intermediary. Financial Intermediary acknowledges that it is an independent contractor, that its business is its own and entirely separate from that of Legg Mason and the Investment Companies, and that it will not deal with or represent itself to the public in any other way.

         20. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

Legg Mason Wood Walker, Incorporated        ____________________________
                                            (Financial Intermediary)

By:  _______________________________        By:______________________________

Name:_______________________________        Name:_____________________________

Title:______________________________        Title: _____________________________






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                               SCHEDULE A - FUNDS

                           SCHEDULE B - COMPENSATION